Exhibit 32(a)


            CERTIFICATION OF CHIEF EXECUTIVE OFFICER PURSUANT TO
               SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
                         (18 U.S.C. SECTION 1350)

In connection with the Quarterly Report of Dataram Corporation, a New Jersey corporation (the "Company"), on Form 10-Q for the quarter ended July 31, 2008, as filed with the Securities and Exchange Commission (the "Report"), John H. Freeman, Chief Executive Officer of the Company, does hereby certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. Section 1350), that to his knowledge:

(1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.



September 10, 2008                      /s/ John H. Freeman
                                   ____________________________________
                                   John H. Freeman
                                   President and Chief Executive
                                   Officer

[A signed original of this written statement required by Section 906 has been provided to Dataram Corporation and will be retained by Dataram Corporation and furnished to the Securities and Exchange
Commission or its staff upon request.]